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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


                 LOUIS PANETTA, SILICON VALLEY EXECUTIVE, JOINS
                             CIC BOARD OF DIRECTORS

REDWOOD SHORES, CA, OCTOBER 31, 2000 - (Nasdaq: CICI) Communication Intelligence Corporation ("CIC"), the leading supplier of natural input and electronic signature solutions, announced today that Louis Panetta, a senior high technology executive, has joined CIC Board of Directors.

Mr. Panetta has over twenty years of experience, in CIC related markets and technologies, in Silicon Valley including Vice President-Sales for Novell, Inc., (the leading supplier of LAN network software), Director-Product Marketing for Grid Systems, (a leading manufacturer of Laptop & Pen Based Computers), and President and CEO of Fujitsu Personal Systems, Inc. (the leading supplier of Windows Pen Tablets). His most recent position was founder, President and Director of PortableLife.com, Inc, a venture backed e-commerce business serving personal and corporate users of mobile, portable and wireless computers. Mr. Panetta currently serves on the board of directors for Luna Communications, (a wireless systems integrator), WalkAbout Computer, (a manufacturer of ruggedized handheld tablet computers), and PortableLife.com, Inc.

Guido DiGregorio, CIC's President and CEO stated, "I am extremely pleased to have Louis Panetta on the board. His industry experience and know-how will significantly enhance and strengthen our ability to achieve the company's objectives." He further commented, "Concurrently with Mr. Panetta's appointment, Jess Ravich, who has served as a Director since June of 1998 has resigned. Let me take this opportunity to thank Mr. Ravich for his years of service."

ABOUT CIC
Communication Intelligence Corporation (CIC) is the leading supplier of natural input and electronic signature solutions for wireless Internet and e-Commerce applications. The Company's core software technologies include multilingual handwriting recognition systems, dynamic signature verification, natural messaging, and operating system extensions that enable pen input. CIC's products are designed to increase the ease of use, functionality, and security of wireless electronic devices ranging from handheld companions to cellular phones. Ericsson, Fujitsu, Hitachi, Microsoft, Mitsubishi, National Semiconductor and Symbian among others have licensed the company's technology. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at WWW.CIC.COM.

Certain statements contained in this press release, including without limitation, statements containing the words "believes", "anticipates", "hopes", "intends", "expects", and other words of similar import, constitute "forward looking" statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from

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expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business; (3) the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo are registered trademarks of Communication Intelligence Corporation. All other trademarks are properties of their respective owners.

CONTACT INFORMATION

INVESTOR RELATIONS INQUIRIES:                              PRESS INQUIRIES:

Chantal Eshghipour                                         Lou Podover
650-802-7740                                               650-802-7708
investorrelations@cic.com                                  PRESSROOM@CIC.COM